Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE

ALLIANT ENERGY ANNOUNCES SECOND QUARTER 2026 RESULTS

•Second quarter GAAP earnings per share were $0.65 in 2026, compared to $0.68 in 2025
•Reaffirming 2026 ongoing earnings guidance range of $3.36 - $3.46 per share, currently trending in upper half of range
•Expected 60% load growth by 2031, large customer load expected to materialize as forecasted in 2026

MADISON, Wis. - July 30, 2026 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) consolidated unaudited earnings per share (EPS) of $0.65 for second quarter 2026, compared to $0.68 for the second quarter of 2025.

Alliant Energy reaffirmed its consolidated ongoing EPS guidance for 2026 of $3.36 - $3.46, and indicated earnings are currently trending in the upper half of the range.

“We delivered another solid quarter of operating and financial performance and our full-year forecasted results are currently trending in the upper half of our full-year ongoing earnings guidance range,” said Lisa Barton, Alliant Energy President and CEO. “With three data centers making significant construction progress, and meaningful progress on energy resource investments, we are positioning to accelerate earnings growth and enable significant economic development in the communities we serve; all while maintaining customer protections and reliability.”

Alliant Energy Consolidated EPS:	GAAP EPS		Non-GAAP EPS
	2026	2025	2026	2025
Three months ended June 30	$0.65	$0.68	$0.65	$0.68
Six months ended June 30	$1.52	$1.50	$1.47	$1.50

In the second quarter of 2026, the primary drivers of Alliant Energy’s results were higher revenue requirements from increasing rate base at Interstate Power and Light Company (IPL) and Wisconsin Power and Light Company (WPL) of $0.09 and $0.09 per share, respectively, including investments in generation and energy storage, higher equity earnings from corporate venture investments, and higher temperature-normalized retail electric and gas sales. These items were offset by higher other operating and maintenance expense primarily related to labor and increased electric distribution and generation costs from planned maintenance activities and the addition of new energy resources, higher financing and depreciation expenses, estimated temperature impacts on retail electric and gas sales, and timing of income tax expense.

Retail electric and gas sales decreased an estimated $0.03 and increased an estimated $0.02 per share in the second quarter of 2026 and 2025, respectively, due to impacts of temperatures on customer demand.

Alliant Energy’s Non-GAAP, or ongoing, EPS for six months ended June 30, 2026 excludes $0.05 per share benefit related to the remeasurement of deferred tax assets, reflecting a remeasurement of estimated state income tax apportionment. This non-GAAP adjustment is presented to supplement GAAP results and highlight financial measures not typically associated with ongoing operations.

2026 Earnings Guidance

Alliant Energy is reaffirming its consolidated ongoing EPS guidance for 2026 of $3.36 - $3.46 per diluted share. Assumptions for Alliant Energy’s 2026 EPS guidance include, but are not limited to:

•Ability of IPL and WPL to earn their authorized rates of return
•Normal temperatures in its utility service territories
•Stable economy and resulting implications on utility sales
•Execution of capital expenditure plans, including achievement of targeted in-service dates
•Execution of cost controls and financing plans
•Consolidated effective tax rate of (35%)

The 2026 earnings guidance does not include the impacts of any material non-recurring valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, future changes in laws, regulations or regulatory policies, adjustments made to deferred tax assets and liabilities from changes in forecasted state income tax apportionment and valuation allowances including further corporate tax rate changes in Iowa, changes in credit loss liabilities related to guarantees, pending lawsuits and disputes, settlement charges related to pension and other postretirement benefits plans, federal and state income tax audits and other Internal Revenue Service proceedings, impacts from changes to the authorized return on equity for American Transmission Company LLC (ATC), or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the second quarter 2026 results is scheduled for Friday, July 31, 2026 at 9 a.m. Central Time. Alliant Energy President and Chief Executive Officer Lisa Barton, and Executive Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 833-461-5787 (Toll-Free North America) or 585-542-9983 (U.S. Local), conference ID 703 542 170. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. An archive of the webcast will be available on the Company’s website at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy, whose core purpose is to serve customers and build stronger communities, is an energy-services provider with utility subsidiaries serving approximately 1,010,000 electric and 435,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s website at www.alliantenergy.com.

Contacts
Investors
Susan Gille
(608) 458-3956
investorrelations@alliantenergy.com

Media Hotline
(608) 458-4040

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, capacity costs, costs of cancelled generation projects incurred prior to pursuing regulatory approval, including costs incurred for generation projects that are delayed, modified or no longer pursued due to changes in resource needs or plans, as well as costs of generation projects incurred prior to regulatory approval or that exceed initial estimates, deferred expenditures, deferred tax assets, tax expense, interest expense, capital expenditures, marginal costs to service new customers, and remaining costs related to electric generating units (EGUs) that have been or may be permanently closed and certain other retired assets, environmental remediation costs, and decreases in sales volumes, as well as earning their authorized rates of return, payments to their parent of expected levels of dividends, the impact of rate design on current and potential customers and demand for energy in their service territories, and the ability to obtain regulatory approval with acceptable conditions for individual customer rates for large load growth customers and WPL’s large load tariff;
•the impact of IPL’s retail electric base rate moratorium;

•the ability to obtain regulatory approval for construction projects with acceptable conditions;
•the ability to complete construction of generation and energy storage projects by planned in-service dates, with the expected earnings contributions and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities, which could result from tariffs, including previously exempted tariffs related to solar project materials and equipment from certain countries, duties or other assessments, including antidumping or countervailing duties, inflation, labor issues or supply shortages, supply chain disruptions which may result from geopolitical issues, contractor performance, the ability to successfully resolve warranty issues or contract disputes, the ability to obtain adequate generator interconnection agreements to connect the new projects to Midcontinent Independent System Operator, Inc. (MISO) in a timely manner, the ability to obtain siting and environmental permits from local and state agencies and the ability of ITC Midwest LLC (ITC) and ATC to complete transmission upgrades in a timely manner;
•weather effects on utility sales volumes and operations;
•the direct or indirect effects resulting from cybersecurity incidents or attacks on Alliant Energy, IPL, WPL, or their suppliers, contractors and partners, or responses to such incidents;
•the impact of customer- and third party-owned generation and other non-traditional service models, including alternative electric suppliers and potential policy changes, regulatory changes, or legislation that may enable large customers to source behind-the-meter generation directly from third parties or to own or otherwise procure on-site or behind-the-meter generation or participate in co-located resource arrangements, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;
•economic conditions in IPL’s and WPL’s service territories, including the potential impacts of business or facility closures and tariffs;
•the ability and cost to attract large load growth customers and to provide sufficient generation and the ability of ITC and ATC to provide sufficient transmission capacity for potential load growth timely, including significant new commercial or industrial customers, such as data centers;
•the ability of potential large load growth customers to timely construct new facilities, due to local or state regulatory actions, zoning, siting, or permitting actions, public or community opposition or other factors, as well as the resulting higher system load demand by expected levels and timeframes;
•the impact of large load growth customers altering, delaying or cancelling planned facilities, including any resulting impacts of overbuilt or under-utilized transmission capacity or generation and energy storage assets;
•the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and operating income;
•the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric and gas services and their ability to pay their bills;
•changes in the price of delivered natural gas, transmission, purchased electric energy, purchased electric capacity and delivered coal, particularly during elevated market prices, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and MISO’s seasonal resource adequacy process;
•the ability to achieve the expected level of tax benefits for renewable generation and energy storage projects based on tax guidelines, timely beginning of construction and in-service dates, sourcing permissible amounts of construction and/or financing support from entities with ties to certain foreign countries, compliance with prevailing wage and apprenticeship requirements, project costs and the level of electricity output generated by qualifying generating facilities, and the ability to efficiently utilize the renewable generation and energy storage project tax benefits to achieve IPL’s authorized rate of return and for the benefit of IPL’s and WPL’s customers;
•federal and state regulatory or governmental actions, including the impact of legislation, Treasury regulations, executive orders, interpretations and guidance, and changes in public policy, including changes impacting renewable tax credits, including any repeal, modification, or reduced funding of the Inflation Reduction Act and the One Big Beautiful Bill Act, and siting generation and energy storage projects;
•the ability to utilize tax credits generated to date, and those that may be generated in the future, before they expire, as well as the ability to transfer tax credits that may be generated in the future at adequate pricing;
•the impacts of changes in the tax code, including tax rates, minimum tax rates, adjustments made to deferred tax assets and liabilities, changes in state income tax apportionment, and changes impacting the availability of and ability to transfer renewable tax credits, including preserving the qualification of any future tax credits;
•disruptions to ongoing operations and the supply of materials, services, equipment and commodities needed to continue to operate and maintain existing assets and to construct capital projects, which may result from geopolitical issues, tariffs, supplier manufacturing constraints, regulatory requirements, labor issues or transportation issues, and thus affect the ability to meet capacity requirements and result in increased capacity expense;
•inflation and higher interest rates;
•continued access to the capital markets on competitive terms and rates, and risks associated with potential increases in borrowing costs or reduced access to funding, and the actions of credit rating agencies;
•the future development of technologies related to electrification, and the ability to reliably store and manage electricity;
•employee workforce factors, including the ability to hire and retain employees with specialized skills, impacts from employee retirements, changes in key executives, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;
•disruptions in the supply and delivery of natural gas, purchased electricity and coal;
•changes to the creditworthiness of, or performance of obligations by, counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including large load growth customers, participants in the energy markets and fuel suppliers and transporters;
•the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;
•impacts that terrorist attacks may have on Alliant Energy’s, IPL’s and WPL’s operations and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;

•changes to MISO’s interconnection or resource adequacy process establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new and existing generating and energy storage facilities may be accredited with energy capacity, and may require IPL and WPL to adjust their current resource plans, to add resources to meet the requirements of MISO’s process or to procure capacity in the market whereby such costs might not be recovered in rates;
•any legislative or regulatory changes that impose mandatory integrated resource planning requirements or materially modify existing planning processes, potentially affecting resource selection, cost recovery, and the ability to meet large load growth demand for energy;
•any material post-closing payments related to any past asset divestitures, including the transfer of renewable tax credits, which could result from, among other things, indemnification agreements, warranties, guarantees or litigation;
•issues associated with environmental remediation and environmental compliance, including compliance with all current environmental and emissions laws, regulations, siting requirements, and permits and future changes in environmental laws and regulations, including the Coal Combustion Residuals Rule, Cross-State Air Pollution Rule and federal, state or local regulations for emissions reductions, including greenhouse gases, from new and existing fossil-fueled EGUs under the Clean Air Act, and litigation associated with environmental requirements;
•increased pressure from customers, investors and other stakeholders to more rapidly reduce greenhouse gases emissions;
•the timely development of technologies, innovations and advancements to provide cost effective alternatives to traditional energy sources;
•the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency and state natural resources agencies, or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;
•the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems, disruptions in telecommunications, technological problems, and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;
•issues related to the availability and operations of EGUs and energy storage facilities, including start-up risks, breakdown or failure of equipment, fires, availability of warranty coverage and successful resolution of warranty issues or contract disputes for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental operating, capacity, fuel-related and capital costs through rates;
•impacts that excessive heat, excessive cold, storms, wildfires, or natural disasters may have on Alliant Energy’s, IPL’s and WPL’s operations and construction activities, and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•Alliant Energy’s ability to sustain its dividend payout ratio goal;
•changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;
•material changes in employee-related benefit and compensation costs, including settlement losses related to pension plans;
•risks associated with operation and ownership of non-utility holdings, including potential impairments and risks associated with valuation changes of investments;
•changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;
•risks associated with third-party risk management practices, including vendor financial condition, operational performance, cybersecurity incidents, and compliance with contractual and regulatory requirements;
•risks associated with large-scale internal technology modernization initiatives, including enterprise asset management systems, operational technology/informational technology integration, cloud transformation, and digital modernization, and the potential for delays, cost overruns, or operational impacts;
•impacts on equity income from unconsolidated investments from changes in valuations of the assets held, as well as potential changes to ATC’s authorized return on equity;
•impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and cost of removal obligations, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;
•current or future litigation, regulatory investigations, proceedings or inquiries;
•reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;
•the direct or indirect effects resulting from pandemics;
•the effect of accounting standards issued periodically by standard-setting bodies;
•the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and
•other factors listed in the “2026 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), including the sections therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2026 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures. These measures include income and EPS for the six months ended June 30, 2026 excluding the state income tax apportionment benefit at the Parent. Alliant Energy believes these non-GAAP financial measures are useful to investors because they provide an alternate measure to better understand and compare across periods the operating performance of Alliant Energy without the distortion of items that management believes are not normally associated with ongoing operations, and also provides additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance. Alliant Energy’s management also uses income, as adjusted, to determine performance-based compensation.

In addition, Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS for the three and six months ended June 30, 2026 and 2025. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

Reconciliation of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are included in the earnings summaries that follow.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended June 30:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2026	2025	2026	2025	2026	2025
IPL	$0.25	$0.38	$—	$—	$0.25	$0.38
WPL	0.30	0.34	—	—	0.30	0.34
Corporate Services	0.02	0.02	—	—	0.02	0.02
Subtotal for Utilities and Corporate Services	0.57	0.74	—	—	0.57	0.74
ATC Holdings	0.05	0.04	—	—	0.05	0.04
Non-utility and Parent	0.03	(0.10)	—	—	0.03	(0.10)
Alliant Energy Consolidated	$0.65	$0.68	$—	$—	$0.65	$0.68

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2026	2025	2026	2025	2026	2025
IPL	$65	$98	$—	$—	$65	$98
WPL	78	87	—	—	78	87
Corporate Services	5	5	—	—	5	5
Subtotal for Utilities and Corporate Services	148	190	—	—	148	190
ATC Holdings	12	10	—	—	12	10
Non-utility and Parent	10	(26)	—	—	10	(26)
Alliant Energy Consolidated	$170	$174	$—	$—	$170	$174

The following tables provide a summary of Alliant Energy’s results for the six months ended June 30:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2026	2025	2026	2025	2026	2025
IPL	$0.61	$0.81	$—	$—	$0.61	$0.81
WPL	0.75	0.77	—	—	0.75	0.77
Corporate Services	0.04	0.03	—	—	0.04	0.03
Subtotal for Utilities and Corporate Services	1.40	1.61	—	—	1.40	1.61
ATC Holdings	0.09	0.08	—	—	0.09	0.08
Non-utility and Parent	0.03	(0.19)	(0.05)	—	(0.02)	(0.19)
Alliant Energy Consolidated	$1.52	$1.50	($0.05)	$—	$1.47	$1.50

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2026	2025	2026	2025	2026	2025
IPL	$159	$209	$—	$—	$159	$209
WPL	195	198	—	—	195	198
Corporate Services	9	8	—	—	9	8
Subtotal for Utilities and Corporate Services	363	415	—	—	363	415
ATC Holdings	23	20	—	—	23	20
Non-utility and Parent	8	(48)	(12)	—	(4)	(48)
Alliant Energy Consolidated	$394	$387	($12)	$—	$382	$387

Adjusted, or non-GAAP, earnings for the six months ended June 30 do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP Income		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2026	2025	2026	2025
Non-utility and Parent:
State income tax apportionment benefit	($12)	$—	($0.05)	$—
Total Alliant Energy Consolidated	($12)	$—	($0.05)	$—

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions, except per share amounts)
Revenues:
Electric utility	$861	$851	$1,748	$1,703
Gas utility	82	76	353	316
Other utility	2	11	5	25
Non-utility	26	23	49	44
Total revenues	971	961	2,155	2,088
Operating expenses:
Electric production fuel and purchased power	132	150	301	325
Electric transmission service	155	151	314	308
Cost of gas sold	37	30	210	167
Other operation and maintenance:
Energy efficiency costs	17	10	34	20
Non-utility Travero	17	15	33	31
Other	175	143	323	276
Depreciation and amortization	220	208	442	420
Taxes other than income taxes	33	31	64	62
Total operating expenses	786	738	1,721	1,609
Operating income	185	223	434	479
Other (income) and deductions:
Interest expense	143	124	285	243
Equity income from unconsolidated investments, net	(43)	(10)	(65)	(23)
Allowance for funds used during construction	(31)	(23)	(61)	(41)
Other	(2)	1	(5)	4
Total other (income) and deductions	67	92	154	183
Income before income taxes	118	131	280	296
Income tax benefit	(52)	(43)	(114)	(91)
Net income attributable to Alliant Energy common shareowners	$170	$174	$394	$387
Weighted average number of common shares outstanding:
Basic	258.5	256.9	257.9	256.8
Diluted	260.9	257.3	259.9	257.3
Earnings per weighted average common share attributable to Alliant Energy common shareowners:
Basic	$0.66	$0.68	$1.53	$1.51
Diluted	$0.65	$0.68	$1.52	$1.50

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2026	December 31, 2025
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$25	$556
Other current assets	1,175	1,141
Property, plant and equipment, net	21,058	20,344
Investments	756	694
Other assets	2,304	2,256
Total assets	$25,318	$24,991
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$374	$1,074
Commercial paper	708	88
Other short-term borrowings	400	—
Other current liabilities	1,092	961
Long-term debt, net (excluding current portion)	10,636	10,954
Other liabilities	4,579	4,580
Alliant Energy Corporation common equity	7,529	7,334
Total liabilities and equity	$25,318	$24,991

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2026	2025
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$714	$762
Accounts receivable sold to a third party	(233)	(270)
Net cash flows from operating activities	481	492
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(913)	(976)
Other	(109)	(89)
Cash receipts on sold receivables	264	198
Other	(37)	(27)
Net cash flows used for investing activities	(795)	(894)
Cash flows from (used for) financing activities:
Common stock dividends	(274)	(261)
Proceeds from issuance of common stock, net	70	12
Proceeds from issuance of long-term debt	—	1,162
Proceeds from issuance of other short-term borrowings	400	—
Payments to retire long-term debt	(1,075)	—
Net change in commercial paper	670	(266)
Other	(8)	3
Net cash flows from (used for) financing activities	(217)	650
Net increase (decrease) in cash, cash equivalents and restricted cash	(531)	248
Cash, cash equivalents and restricted cash at beginning of period	556	81
Cash, cash equivalents and restricted cash at end of period	$25	$329

KEY FINANCIAL AND OPERATING STATISTICS

	June 30, 2026	June 30, 2025
Common shares outstanding (000s)	259,285	256,969
Book value per share	$29.04	$27.80
Quarterly common dividend rate per share	$0.535	$0.5075

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Utility electric sales (000s of megawatt-hours)
Residential	1,635	1,632	3,470	3,502
Commercial	1,532	1,514	3,133	3,115
Industrial	2,625	2,565	5,169	5,084
Industrial - co-generation customers	195	215	352	399
Retail subtotal	5,987	5,926	12,124	12,100
Sales for resale:
Wholesale	497	651	1,008	1,342
Bulk power and other	1,049	1,176	2,675	2,554
Other	13	14	26	28
Total	7,546	7,767	15,833	16,024
Utility retail electric customers (at June 30)
Residential	861,665	855,362
Commercial	147,066	146,521
Industrial	2,397	2,359
Total	1,011,128	1,004,242
Utility gas sold and transported (000s of dekatherms)
Residential	2,933	3,190	16,106	17,229
Commercial	2,532	2,534	11,006	11,500
Industrial	349	390	1,187	1,207
Retail subtotal	5,814	6,114	28,299	29,936
Transportation / other	29,955	27,159	62,769	58,165
Total	35,769	33,273	91,068	88,101
Utility retail gas customers (at June 30)
Residential	387,278	385,395
Commercial	45,299	45,150
Industrial	315	314
Total	432,892	430,859

Estimated operating income increases (decreases) from impacts of temperatures (in millions) -
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Electric	($9)	$7	($18)	$—
Gas	(2)	(1)	(8)	(4)
Total temperature impact	($11)	$6	($26)	($4)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Normal	2026	2025	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	541	535	671	3,578	3,775	4,091
Madison, Wisconsin (WPL)	691	841	786	4,013	4,208	4,286
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	262	313	260	265	318	262
Madison, Wisconsin (WPL)	169	224	206	169	224	208

(a)HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.